EXHIBIT D-5


                    UNITED STATES OF AMERICA
                           BEFORE THE
              FEDERAL ENERGY REGULATORY COMMISSION

The Potomac Edison Company,                  )
Allegheny Energy Supply Company, L.L.C.,     )  Docket No. EC00-83-______
PE Transferring Agent, L.L.C.,               )
[To be named], L.L.C., and                   )
Green Valley Hydro, LLC                      )

                   AMENDED JOINT APPLICATION
          UNDER SECTIONS 203 OF THE FEDERAL POWER ACT
        FOR THE DISPOSITION OF JURISDICTIONAL FACILITIES

          Pursuant to Section 203 of the Federal Power Act and

Part  33  of  the  Commission's  regulations  thereunder,  The

Potomac  Edison Company ("Potomac"), Allegheny  Energy  Supply

Company,  L.L.C. ("AE Supply"), PE Transferring Agent,  L.L.C.

('Transferring  Agent"), [To be named], L.L.C. ("Genco"),  and

Green  Valley  Hydro,  LLC  ("Green  Valley")  (together,  the

"Applicants")   respectfully  request  an   order   from   the

Commission  before  June  30, 2000  approving  the  additional transfers, described below, so they may complete the  proposed transactions prior to retail competition in Maryland beginning on July 1, 2000.



                          I.  Summary

          In  the  pending application, Potomac has  requested

Commission  authorization to transfer  certain  jurisdictional

assets   to   AE   Supply  in  a  three-step   intra-corporate

realignment.   In summary, Potomac has proposed  to  transfer:

(1)   the   shares  of  jurisdictional  step-up   transformers

allocable  to  Potomac's Maryland, West Virginia and  Virginia

service  areas  (excluding  Potomac's  Virginia  hydroelectric assets);  (2) securities evidencing Potomac's ownership  share of  Allegheny Generating Company, (3) certain wholesale  power purchase and supply agreements, including those jurisdictional agreements  Potomac may enter into between  the  date  of  the

Application   and   the   date  of  the   proposed   corporate

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reorganization, and (4) Potomac's pollution control and  solid waste bonds associated with the transferred generating assets.

Potomac  proposes to transfer these assets temporarily  to  PE

Transferring  Agent,  and  then to  Genco,  before  the  final disposition to AE Supply.



          Potomac   now  proposes  to  transfer  its  Virginia

hydroelectric  assets  to a new special  purpose  corporation,

Green  Valley,  upon  approval  by  the  Virginia  Corporation

Commission ("VCC") of Potomac's plan functionally to  separate its  Virginia  generation assets from its retail  transmission and  distribution  assets.  The Virginia hydroelectric  assets are  identified  on  Schedule 1 hereto.  A copy  of  Potomac's application to the VCC is attached as Exhibit G hereto,  which supplements the Exhibit G information Potomac provided in  its

original  application  in this proceeding.   Potomac  is  also

attaching  at Exhibit G a copy of its amended Form U-1  filing with the Securities and Exchange Commission.



          Potomac     proposes,    subject    to    Commission

authorization,  to transfer to Green Valley the jurisdictional

transmission   facilities   included   within   the   Virginia

hydroelectric facilities' project boundaries.<F1> In particular,

Potomac  plans  to (1) form Green Valley as a special  purpose corporation to own the Virginia hydroelectric facilities and become the licensee of the projects, (2) transfer the projects to  Green Valley as a capital contribution in exchange for the equity  shares  of Green Valley, (3) dividend  the  shares  of

Green  Valley  to Allegheny Energy, Inc., its holding  company parent, and (4) Green Valley will then become a subsidiary  of

AE  Supply.   The financial impact of the proposed transaction

is  shown  on  Exhibits  C  (balance  sheets)  and  E  (income statement)  attached hereto, which supplement the  information contained in Exhibits C and E of the original application.

____________________
<F1> Potomac is filing a separate application under Part 9  of the Commission's regulations, 18 C.F.R. Part 9 (1999), to transfer its licenses for these hydroelectric generating stations to Green Valley.

                              2

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          In  addition,  the  Applicants  are  amending  their

application  to clarify that they propose to transfer  all  of the  jurisdictional  transmission assets included  within  the

project   boundaries  of  their  West  Virginia  hydroelectric

facilities (Millville, Dam #4 and Dam #5), not just the  step-

up  transformers.   The financial impact of this  transfer  is

also reflected in Exhibits C and E.



          Potomac    wishes   to   transfer    its    Maryland

jurisdictional  assets to AE Supply as  of  July  1,  2000  to correspond  with the onset of retail competition  in  Maryland

effective   on  that  date,  as  described  in  the   original

application.    Potomac   hopes   to   transfer   its    other

jurisdictional assets to AE Supply and Green Valley as of July

1, 2000 as well, but the transfer date for those assets may be delayed subject to any additional authorizations which may  be

required  from  West Virginia or Virginia.   Accordingly,  the

Applicants  respectfully request expeditious consideration  of their  application, as amended, and request the Commission  to issue a decision on or before June 30, 2000.



   II. The proposed transactions described in this amended application satisfy the requirements of Section 203 of the
                       Federal Power Act

          The   Applicants   incorporate  by   reference   the

discussion of why their application satisfies the requirements of  Section  203 of the Federal Power Act contained  in  their

April 26, 2000 application.

                           3

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          III.   Requirement Under Part 33 of the Commission's
Regulations


          In  accordance with Section 33.2 of the Commission's

regulations  (18 C.F.R.  33.2 (1999)), the Applicants  provide the following additional information to supplement their April

26, 2000 application:

A.   Section 33.2(a)

     The exact names and addresses of the principal business

     offices.

                            The   Applicants   provided   this
                    information  in  their  April   26,   2000
                    application.

B.   Section 33.2(b)

     Name and address of the persons authorized to receive notices and communication in respect to application.

                            The   Applicants   provided   this
                    information  in  their  April   26,   2000
                    application.

C.   Section 33.2(c)

     Designation of the territories served by counties and

States.

                            The   Applicants   provided   this
                    information  in  their  April   26,   2000
                    application.

D.                  Section 33.2(d)

     A general statement briefly describing the facilities owned or operated for transmission of electric energy in interstate commerce or the sale of electric energy at wholesale in interstate commerce.

                            The   Applicants   provided   this
                    information  in  their  April   26,   2000
                    application.

E.                  Section 33.2(e)

     Whether the application is for disposition of facilities by sale, lease, or otherwise, a merger or consolidation of facilities, or for purchase or acquisition of securities of a public utility, also a description of the consideration, if any, and the method of arriving at the amount thereof.

          In  addition to the request for Commission  approval

of  the  transfer by Potomac to, and acquisition by, AE Supply of  the jurisdictional assets described in the April 26,  2000 application,  Potomac  requests  Commission  authorization  to transfer  its  interests  in  the jurisdictional  transmission

                             4

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facilities  associated  with Potomac's hydroelectric  projects listed  on  Schedule 1 hereto.  Potomac proposes  to  transfer

these   assets  at  their  depreciated  net  book   value   in

consideration for 100 percent of the interest in Green  Valley as explained above.

F.                  Section 33.2(f)

     A statement of facilities to be disposed of, consolidated, or merged, giving a description of their present use and of their proposed use after disposition, consolidation, or merger. State whether the proposed disposition of facilities or plan for consolidation or merger includes all the operating facilities of the parties to the transaction.

          In  addition  to  the facilities  described  in  the

Applicants'  April 26, 2000 application, Potomac  proposes  to transfer  to  Green  Valley  the  jurisdictional  transmission facilities  associated  with the Virginia  and  West  Virginia hydroelectric projects listed on Schedule 1.

G.   Section 33.2(g)

     A statement (in the form prescribed by the Commission's Uniform System of Accounts for Public Utilities and Licensees) of the cost of the facilities involved in the sale, lease, or other disposition or merger or consolidation. If original cost is not known, an estimate of original cost based, insofar as possible, upon records or data of the application or its predecessors must be furnished, together with a full explanation of the manner in which such estimate has been made, and a description and statement of the present custody of all existing pertinent data and records.

          The   Applicants   are   providing   the   following

information in addition to that contained in their  April  26,

2000 application:

          Transmission  Facilities at Hydroelectric  Stations.

As  explained  above, Potomac proposes to  transfer  to  Green

Valley  the  jurisdictional transmission facilities associated

with   Potomac's  Virginia  hydroelectric  projects,  and   to

transfer  to  AE Supply all of the jurisdictional transmission

facilities    associated   with   Potomac's   West    Virginia

                               5

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hydroelectric projects.  The original cost of these assets was

$768,730,  and  the  depreciated  net  book  value  of   these

facilities at December 31, 1999 was $496,888.  See Schedule 1.<F2>

H.   Section 33.2(h)

     A statement as to the effect of the proposed transaction upon any contract for the purchase, sale, or interchange of electric energy.

          The proposed disposition in this amended application

will  have  no  material  impact upon  any  contract  for  the

purchase,   sale,  or  interchange  of  electric   energy   in

interstate commerce.

I.   Section 33.2(i)

     A statement as to whether or not any application with respect to the transaction or any part thereof is required to be filed with any other federal or state regulatory body.

          The Applicants have filed an amended application for

approvals  from the Securities and Exchange Commission  and  a copy of that filing is attached as Exhibit G hereto.  Also

attached  as  Exhibit G is a copy of Potomac's application  to the  VCC for approval of its plan functionally to separate its

generation   assets   from   its   retail   transmission   and

distribution assets in anticipation of retail open  access  in

Virginia.

J.   Section 33.2(j)

     The  facts  relied upon by applicants to  show  that  the
     proposed   disposition,  merger,  or   consolidation   of
     facilities   or   acquisition  of  securities   will   be
     consistent with the public interest.

          The  Applicants have provided an explanation of  why

their  proposed  dispositions are consistent with  the  public interest in their April 26, 2000 application.

____________________
<F2> The book value of the listed assets may vary slightly  at the time of actual disposition; however, the Applicants anticipate that any such changes will not be material.

                            6

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K.             Section 33(k)

     A  brief  statement of franchises held, showing  date  of

expiration if not perpetual.

                            The   Applicants   provided   this
                    information  in  their  April   26,   2000
                    application.

H.                  Section 33.2(l)

     A form of notice suitable for publication in the Federal Register, as well as a copy of the same notice in electronic format (in either ASCII text, Word Perfect 5.1 for DOC or Word Perfect 5.2 for windows format) on a 3 1/2" diskette marked with the name of the applicant and the words "Notice of Filing" which will briefly summarize the facts contained in the application in such way as to acquaint the public with its scope and purpose.

          A  draft  notice  suitable for  publication  in  the

Federal  Register which briefly summarizes the  facts  of  the proposed disposition is attached as Schedule 2.  An electronic version of the draft notice is separately enclosed on a 3 1/2"

computer diskette.

                              7

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                           CONCLUSION

          For  the  foregoing reasons, Potomac, AE Supply,  PE

Transferring  Agent,  PE Genco, and Green Valley  respectfully request expeditious Commission approval under Section  203  of the  Federal Power Act of the transactions described above and in their April 26, 2000 application.

                                   Respectfully submitted,




                                   Raymond B. Wuslich
                                   Winston & Strawn
                                   1400 L Street, N.W.
                                   Washington, D.C.  20005
                                   phone:  (202) 371-5700
                                   fax:    (202) 371-5950
                                   email:  rwuslich@winston.com

                                   Patricia J. Clark
                                   Deborah J. Henry
                                   Allegheny Energy Service Corporation
                                   800 Cabin Hill Drive
                                   Greensburg, PA  15601
                                   phone:  (724) 838-6217
                                   fax:    (724) 830-5184
                                   e-mail: pclark@alleghenyenergy.com
                                           dhenry1@alleghenyenergy.com

                                   Attorneys for the Applicants



June 8, 2000

Document:  AE Supply 203 app.doc
6-21-00/09:54AM

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                                                    Schedule 1









                 The Potomac Edison Company's
                Hydroelectric Generating Assets


       Potomac Edison Company - Hydroelectric Generation
                            Assets

                                   Potomac
Power Station                   Ownership Share       Location

Luray                              100%                  VA

Newport                            100%                  VA

Shenandoah                         100%                  VA

Warren                             100%                  VA

Millville Hydroelectric Station    100%                  WVA

Dam #4 Hydroelectric Station       100%                  WVA

Dam #5 Hydroelectric Station       100%                  WVA


                                                    Schedule 2
















                Form of Federal Register Notice

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